Exhibit 10.19

Call Option Agreement

by and among

Newegg Inc.

Tekhill Information Technologies (Shanghai) Inc.

****

and

****

November 2006

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Call Option Agreement

THIS CALL OPTION AGREEMENT (this “Agreement”) is entered into as of November 2006 by and among Newegg Inc. (“Newegg Inc.”), a Delaware corporation, Tekhill Information Technologies (Shanghai) Inc. (“Tekhill”), a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“PRC”), **** (“Shareholder A”) and **** (“Shareholder B”).

Shareholder A and Shareholder B (the “Shareholders”) are each PRC citizens, with identification cards and permanent PRC residence information as set forth on Exhibit A attached hereto.

RECITALS

1.	Shareholder A and Shareholder B respectively hold 51% and 49% of the equity interest in Shanghai Newegg E-Business Co., Ltd., a limited liability company organized under the laws of the PRC (the “Domestic Co”).

2.	All of the equity interests of the Domestic Co, as may be increased from time to time, is owned entirely by the Shareholders (the “Equity Interest”).

3.	In connection with the establishment and funding of the Domestic Co, the Shareholders have incurred or may incur certain indebtedness from Newegg Inc. or its subsidiaries or affiliates (the “Indebtedness”).

4.	The Shareholders and Tekhill are executing an equity pledge agreement (the “Equity Pledge Agreement”) on even date hereof, pursuant to which the Shareholders will pledge the Equity Interest to Tekhill so as to ensure the performance of the obligations of the Shareholders under this Agreement and certain other agreements referenced in the Equity Pledge Agreement.

5.	The Shareholders wish to, subject to the terms and conditions of this Agreement, irrevocably grant Newegg Inc. and Tekhill (each individually, and collectively, “Newegg”) a call option to request that the Shareholders transfer (subject to applicable PRC laws) any part or all of the Equity Interest exclusively to Newegg and/or its designee(s).

6.	Newegg wishes to accept such option from the Shareholders in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, Newegg and the Shareholders (each a “Party,” and collectively, the “Parties”) hereby agree as follows:

****	-Confidential material redacted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Article 1 Grant of Option

1.1	Subject to the terms of this Agreement, the Shareholders hereby voluntarily, irrevocably and exclusively grant Newegg a call option to request the Shareholder(s) to transfer, at Newegg’s sole discretion, exclusively to Newegg and/or its designee(s), any part or all of the Equity Interest according to the terms and conditions set forth in this Agreement (the “Option”), at any time and using any lawful methodology, as directed by Newegg. Newegg hereby agrees to accept the Option.

1.2	Newegg and/or its designee(s) shall have the exclusive and irrevocable right, subject to the terms and conditions of this Agreement and PRC law, to exercise the Option at any time during the term of this Agreement. Newegg shall have the sole discretion to decide whether any part or all of the Equity Interest shall be transferred to Newegg and/or to its designee(s) in accordance PRC law and this Agreement.

1.3	Newegg and/or its designee(s) are entitled to exercise the Option in whole or in part and on one or more occasions pursuant to this Agreement.

1.4	The obligations and liabilities of the Shareholders set forth hereunder are several and not joint.

Article 2 Transfer of Equity Interest

2.1	Should Newegg request that the Shareholder(s) transfer any part or all of the Equity Interest, the Shareholder(s) shall transfer to Newegg and/or its designee(s) any part or all of the Equity Interest as instructed by Newegg and according to the terms and conditions set forth in this Agreement.

Article 3 Time of Transfer

3.1	The transfer of any part or all of the Equity Interest hereunder shall be effected at a time determined by Newegg at its sole discretion by delivering to the Shareholder(s) a written notice, substantially in the form as set forth on Exhibit B attached hereto (the “Exercise Notice”). To the extent permitted under PRC law, Newegg may request at any time that the Shareholder(s) transfer any part or all of the Equity Interest to Newegg and/or its designee(s).

3.2	Upon the Shareholders’ receipt of such Exercise Notice, the Equity Interest shall be transferred pursuant to the terms thereof, and the proposed equity transfer agreement and power of attorney (substantially in the form as set forth in Exhibit C and Exhibit D attached hereto respectively) to be entered into separately between the Parties. In addition, at the direction of Newegg, the Shareholder(s) shall also (and hereby agree to) promptly execute all relevant documents necessary to effect such transfer and cooperate with the transferee(s) of any part or all of the Equity Interest to handle all other statutory formalities for and in connection with such transfer.

Article 4 Formalities for Transfer

4.1	The Shareholder(s) shall, upon Newegg’s request, cause the Domestic Co to handle, in a reasonable and timely manner, all relevant formalities for and in connection with examination and approval of the transfer of any part or all of the Equity Interest hereunder with competent approval authorities, including but not limited to, competent telecommunications and foreign trade and economic cooperation approval authorities, in accordance with the relevant PRC laws and regulations.

4.2	The Shareholder(s) shall cause the Domestic Co to handle, in a reasonable and timely manner and upon obtaining the approval documents described in Section 4.1 above, all formalities regarding change of registration with the original registration authority of the Domestic Co in connection with the transfer of any part or all of the Equity Interest hereunder in accordance with relevant PRC laws and regulations.

4.3	The Shareholder(s) shall provide, in a reasonable and timely manner, all necessary assistance and cooperation with regard to the handling of formalities for the examination and approval of the transfer of any part or all of the Equity Interest hereunder and change of registration of the Domestic Co as specified in Section 4.1 and Section 4.2 above, including without limitation, signing all necessary legal documents pertinent to such formalities as required by competent government agencies.

Article 5 Consideration for Transfer

5.1	The consideration for the transfer of any part or all of the Equity Interest by the Shareholder(s) to Newegg and/or its designee(s) shall be payment by Newegg to the Shareholder(s) of the value of the portion of the Equity Interest in question, the purchase price of which shall be the minimum consideration permitted by applicable PRC laws and regulations.

5.2	The method of payment shall be determined by consultation among the Parties and in accordance with applicable PRC law. To the extent permitted by PRC law, one such method shall be the cancellation by Newegg of a corresponding portion of the Indebtedness.

5.3	To the extent permitted by applicable PRC law, the Shareholder(s) shall use any and all proceeds obtained in connection with the transfer of any part or all of the Equity Interest by the Shareholder(s) according to Section 5.1 and Section 5.2 above for the repayment of the Indebtedness.

Article 6 Completion of Transfer

6.1	On the Completion Date (as defined below), the transferee(s) shall become the legitimate holder(s) of the relevant portion of the Equity Interest and enjoy all the rights and assume all the obligations of such shareholding under PRC law and the articles of association of the Domestic Co, and the relevant Shareholder(s) shall no longer enjoy any right or assume any obligation in connection with such shareholding.

6.2	The “Completion Date” as used herein shall mean the date on which the Domestic Co shall have completed all formalities regarding change of registration of its shareholders with the competent industrial, commercial and/or governmental administration and that the transferee(s) shall have become the legitimate holder(s) of the transferred portion of the Equity Interest. The Parties and designated transferees shall cooperate with each other in good faith and in a reasonably timely fashion to effectuate promptly any such transfers.

Article 7 Special Provisions

7.1	During the term hereof, without Newegg’s prior written consent, neither of the Shareholders shall:

7.1.1	grant to any party other than Newegg any right of any kind whatsoever that is the same as or similar to the Option;

7.1.2	transfer any part or all of the Equity Interest to any party other than Newegg and/or its designee(s) pursuant to the terms of this Agreement;

7.1.3	other than pursuant to the Equity Pledge Agreement, pledge, create or permit any security interest or similar encumbrance in whatever form to be created on any part or all of the Equity Interest; or

7.1.4	enter into any agreement or understanding, whether oral or written, regarding any of the foregoing.

7.2	Should any of the Shareholders die, become incapacitated or go missing without any information (after Newegg has used its reasonable efforts to contact such Shareholder) for any period of six (6) months during the term of this Agreement, then any portion of the Equity Interest held by such Shareholder shall be transferred to Newegg and/or its designee(s). In the event that such transfer is not enforceable for any reason, the Option shall be deemed exercised by Newegg and/or its designee(s) in accordance with this Agreement on the date immediately prior to the date when such Shareholder died, became incapacitated or is determined to have gone missing as set forth above.

7.3	Each of the Shareholders hereby irrevocably appoints Newegg and/or its designee(s) (with full power of substitution) as its agent and attorney, to act in its name and on its behalf to (i) execute any assignments and instruments, initiate and/or further any issuance of letters in connection with the enforcement of Article 7.2 above, and (ii) generally sign, seal, execute, deliver, perfect or prepare all documents, instruments, acts and matters which Newegg and/or its designee(s) may in its sole discretion think necessary or desirable for and/or in connection with enforcement of Article 7.2 above and to give full force and effect to the provisions under this Agreement.

Article 8 Representations, Warranties and Covenants

8.1	Each of the Shareholders hereby represents, warrants and covenants to Newegg, on the date of this Agreement and, with respect to a transferring Shareholder, on the Completion Date, that:

8.1.1	it has the authority to execute this Agreement, and it has the capacity necessary for it to perform its obligations hereunder;

8.1.2	it has legitimate, full and adequate ownership of and power over its portion of the Equity Interest;

8.1.3	it has taken or will take necessary actions in accordance with the articles of association of the Domestic Co approving the transfer of any part or all of the Equity Interest to Newegg and/or its designee(s) in accordance with this Agreement, and irrevocably waives any preemptive right it may enjoy with respect to any such transfer;

8.1.4	except for the Equity Pledge Agreement, it has not created or permitted any security interest to be created on any part or all of the Equity Interest, nor will it create or permit any security interest to be created on or dispose of any part or all of the Equity Interest without Newegg’s prior written consent;

8.1.5	it has not granted and will not grant to any party other than Newegg any right of any kind whatsoever which is the same as or similar to the Option without the prior express written consent of Newegg;

8.1.6	it has not transferred and will not transfer to any party other than Newegg and/or its designee(s) any part or all of the Equity Interest without the prior express written consent of Newegg;

8.1.7	to its knowledge, there is no event that has created or will create any material adverse effect on the normal operation of the business of the Domestic Co; and

8.1.8	prior to the Completion Date, it will not cancel or rescind the agreed transfer hereunder.

8.2	Each of Newegg Inc. and Tekhill hereby represents, warrants and covenants to the Shareholders that:

8.2.1	it is a company duly established and validly existing under the laws of its jurisdiction of organization and has the authority to execute this Agreement and the capacity necessary for it to perform its obligations hereunder;

8.2.2	it has obtained all necessary authorizations and consents required for it to execute and perform this Agreement;

8.2.3	its execution of this Agreement will not result in its material breach of any term, condition or provision of any material contract, agreement or instrument to which it is a party and/or the release of, or the right to release, any material obligation assumed by any person under any said contract, agreement or instrument; and

8.2.4	upon commencement of the transfer of any part or all of the Equity Interest, it shall act with reasonable diligence and in reasonably timely fashion to ensure the successful completion of the transfer contemplated herein.

Article 9 Liability for Breach of Contract

9.1	Should a Shareholder refuse to transfer any part or all of the Equity Interest it holds to Newegg and/or its designee(s) according to this Agreement, then the penalty due and payable by the Shareholder to Newegg therefor shall in no event be less than the greater of (i) the then book value of the entire portion of the Equity Interest held by such Shareholder, or (ii) the total amount of Indebtedness borrowed by such Shareholder, and shall also include all direct economic loss, any expected indirect loss suffered and other additional expenses incurred in connection with such breach.

9.2	In the event of any breach of this Agreement, the other Party/Parties (the “Non-breaching Party”) may request by written notice to such breaching Party/Parties (the “Breaching Party”) that the Breaching Party (i) correct its breach or failure, and (ii) take adequate, effective and timely measures to eliminate the consequences of such breach or failure.

9.3	Upon the occurrence of any breach, if such breach, at the Non-breaching Party’s reasonable and objective discretion, has caused the Non-breaching Party’s performance of any of its obligations hereunder to be unfeasible, then the Non-breaching Party may notify the Breaching Party in writing that the Non-breaching Party will suspend its performance of its obligations hereunder on a temporary basis until and unless the Breaching Party shall have ceased its breach and taken effective measures in a timely manner to eliminate the consequences of such breach and shall have compensated the Non-breaching Party for the loss suffered thereby due to such breach.

Article 10 Force Majeure

10.1	A “force majeure event” shall refer to any event beyond the reasonable control of the Parties which is unforeseeable or, if foreseeable, unavoidable and which has prevented, affected or delayed any Party’s performance of all or any part of its obligations hereunder, including without limitation, government actions or inactions, acts of God, strikes or labor disputes, war, hacker attack or any other similar event.

10.2	The Party affected by a force majeure event may suspend on a temporary basis its performance of its obligation(s) without incurring any liability to the other Parties due to such force majeure event, until the effect of such force majeure event has been eliminated; provided that, such Party shall exert its best efforts to minimize the adverse effect of such force majeure event.

10.3	The Party claiming suspension of performance by reason of force majeure event (the “Claiming Party”) shall have the obligation to provide as soon as possible to the other Party or Parties to whom the affected performance should have been rendered (the “Affected Party”) written notice of such force majeure event. Should the Claiming Party fail to provide said notice, the Affected Party may claim against it for the liability for breach of contract as set forth above, and the Claiming Party agrees and acknowledges that it shall have the burden to prove the occurrence and ongoing obstacle to performance of the claimed force majeure event.

Article 11 Effectiveness

11.1	This Agreement shall come into full force and effect upon being executed by all the Parties and shall be terminated upon (i) the Completion Date of the transfer of the Equity Interest held by a respective Shareholder, or (ii) the full performance of the entire obligations hereunder by such Shareholder, whichever is later, provided that the Agreement shall survive such termination and be binding on the remaining Shareholder for so long as its obligations hereunder are outstanding.

Article 12 Applicable Law

12.1	The execution, validity, performance and interpretation of this Agreement shall be governed by PRC law.

Article 13 Settlement of Disputes

13.1	If any dispute arises out of the interpretation and performance of this Agreement, the Parties shall first attempt to settle such dispute through friendly negotiations.

13.2	Should such dispute fail to be settled through negotiations, each Party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in Shanghai according to its then applicable arbitration rules. The arbitration award shall be final and binding upon all the Parties.

13.3	In case of any dispute arising out of the interpretation and performance hereof or if any such dispute is under arbitration, each Party shall exercise its other rights and perform its other obligations under this Agreement other than those in question.

Article 14 Miscellaneous

14.1	Newegg shall have the right to assign all of its benefits and obligations under this Agreement to any third party of its choosing without the prior consent of the Shareholders; provided, however, that Newegg shall send a written notice to the Shareholders after such assignment. The Shareholders shall have the right to assign this Agreement only with the prior written consent of Newegg.

14.2	Failure by any Party to timely exercise any of its right hereunder shall not be deemed as waiver of such right, nor shall such failure affect in any way such Party’s future exercise of such right.

14.3	If all or any part of any provision hereof is held invalid or unenforceable for any reason, all other provisions hereof shall remain valid and binding. Should any of the Parties breach any provisions of this Agreement, such breach shall not affect the rights and obligations of other Parties to this Agreement and any other relevant agreements as well as the performance and the enforcement of this Agreement and such other agreements.

14.4	This Agreement shall inure to and be binding upon the Parties and their respective successors and assigns.

14.5	This Agreement shall supersede any previous or concurrent agreement, understanding or communication among the Parties with respect to the same, either in oral or writing. Except as expressly set forth herein and in the agreements referenced herein, none of the Parties has made any other express or implied obligation or undertaking.

14.6	This Agreement may be amended or supplemented by a written agreement among all the Parties. Any amendment or supplement (if any) to this Agreement shall, upon being signed by all the Parties, constitute an integral part hereof and be equally authentic with this Agreement.

14.7	This Agreement is made in four originals, of which each Party shall hold one. All originals hereof shall be equally authentic.

14.8	This Agreement has been negotiated and drafted in the English language. If reference to a foreign language translation is required, any ambiguity in the text of the foreign language translation or any disagreement concerning the foreign language translation shall be resolved by reference to the English text.

14.9	Each of the Parties agrees not to discuss, disclose or otherwise transmit this Agreement, including without limitation the identity and personal information of the other Party, to anyone other than (i) to (as applicable) its affiliates, officers, shareholders, members, counsel and advisors, (ii) as required by any law, regulation, court order, or the like, or in connection with any filing with any governmental authority, and (iii) to comply with its obligations contained in this Agreement.

14.10	Each party has been informed of his/her/its right to consult independent legal counsel concerning this Agreement, and each party hereby acknowledges that he/she/it has had the opportunity to do so.

14.11	This Agreement shall be construed as if drafted jointly by the parties hereto. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Rest of Page Intentionally Blank]

IN WITNESS THEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Agreement on the date first written above.

Newegg Inc.	Tekhill Information Technologies (Shanghai) Inc.

By:	By:
Name:	Name:
Title:	Title:

Shareholder A	Shareholder B

****	****

SIGNATURE PAGE TO CALL OPTION AGREEMENT

****	-Confidential material redacted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

SHAREHOLDER NAME	ADDRESS	ID CARD NUMBER
****	****	****

****	****	****

****	-Confidential material redacted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

Form of Exercise Notice

To:	[Name of Shareholder]

Re:	Option Exercise

Reference is made to the Call Option Agreement (the “Option Agreement”), dated as of November 2006, by and among Newegg Inc., a Delaware corporation (“Newegg Inc.”), Tekhill Information Technologies (Shanghai) Inc., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (together with Newegg Inc., each individually, and collectively, “Newegg”), **** and **** (along with ****, and any successor(s) of either, collectively the “Shareholders”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Option Agreement.

Pursuant to the terms of the Option Agreement, Newegg hereby gives notice to the Shareholders that it is exercising the Option with respect to     % of the Equity Interest. Upon receipt of this notice, the Shareholders are instructed to immediately effect such transfer pursuant to the terms of the Option Agreement.

Newegg Inc.	Tekhill Information Technologies (Shanghai) Inc.

By:	By:
Name:	Name:
Title:	Title:

****	-Confidential material redacted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

[Form of Equity Transfer Agreement]

Exhibit D

[Form of Power of Attorney]